Exhibit 5.2

                      LEBOEUF, LAMB, GREENE & MACRAE LLP
                             125 WEST 55TH STREET
                           NEW YORK, NY 10019-5389



                                          August 24, 2005
Idaho Power Company
1221 West Idaho Street
Boise, Idaho  83702-5627


Ladies and Gentlemen:

          We have acted as New York counsel to Idaho Power Company, an Idaho corporation (the "Company"), in connection with the preparation and filing of
(i) a registration statement on Form S-3 (File No. 333-103812) ("Registration Statement No. 333-103812") on March 14, 2003 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to $300,000,000 in aggregate principal amount of its serial preferred stock, without par value, unsecured debt securities and first mortgage bonds; and (ii) a registration statement on Form S-3 (File No. 333-122153) ("Registration Statement No. 333-122153", and, together with Registration Statement No. 333-103812, the "Registration Statement") on January 19, 2005 with the Securities and Exchange Commission under the Securities Act, relating to $245,000,000 in aggregate principal amount of its unsecured debt securities and first mortgage bonds. Registration Statement No. 333-103812 was declared effective on March 24, 2003, and Registration Statement No. 333-122153 was declared effective on January 27, 2005. The combined prospectus dated January 27, 2005 (the "Base Prospectus") included in the Registration Statement has been supplemented by a prospectus supplement relating to $200,000,000 aggregate principal amount of the Company's First Mortgage Bonds, Secured Medium-Term Notes, Series F (the "Medium-Term Notes"), dated May 9, 2005 (the "Prospectus Supplement") and Pricing Supplement No. 1, dated August 23, 2005, relating to $60,000,000 aggregate principal amount of Medium-Term Notes, 5.30% Series due 2035 (the "2035 Notes") (Pricing Supplement No. 1 being referred to as the "Pricing Supplement" and the Base Prospectus as supplemented by the Prospectus Supplement and the Pricing Supplement being hereinafter referred to as the "Prospectus").

          The 2035 Notes will be issued pursuant to the Indenture of Mortgage and Deed of Trust dated as of October 1, 1937 (the "Mortgage") between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page (Stanley Burg, successor individual trustee), as trustees, as supplemented by all indentures supplemental thereto, including the Fortieth Supplemental Indenture, dated as of May 1, 2005, relating to the Medium-Term Notes.


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Idaho Power Company
August 24, 2005
Page 2

          For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus; (ii) the Restated Articles of Incorporation, as amended, and Amended Bylaws of the Company; (iii) the Mortgage; (iv) the Selling Agency Agreement, dated May 9, 2005 (the "Agency Agreement"), between the Company and each of Banc of America Securities LLC, BNY Capital Markets, Inc., J.P. Morgan Securities Inc., McDonald Investments Inc., Piper Jaffray & Co., RBC Capital Markets Corporation, Wachovia Capital Markets, LLC and Wells Fargo Securities, LLC, as agents, relating to the Medium-Term Notes; (v) the Terms Agreement, dated August 23, 2005 (the "Terms Agreement"), between the Company and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as purchasers, relating to the 2035 Notes; (vi) resolutions adopted by the Board of Directors and Executive Committee of the Company relating to the Registration Statement, the Medium-Term Notes in general and the 2035 Notes in particular and (vii) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Prospectus, Restated Articles of Incorporation, Amended Bylaws, Mortgage, Agency Agreement, Terms Agreement, resolutions, instruments, certificates, records and documents. We have also assumed the regularity of all corporate procedures.

          Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, we are of the opinion that the issuance of the 2035 Notes has been duly authorized by the Company, and when the 2035 Notes shall have been executed, authenticated, issued and delivered in accordance with the terms and provisions of the Mortgage and paid for as contemplated in the Agency Agreement, the Terms Agreement and the Pricing Supplement, the 2035 Notes will be legally issued, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the security provided by the Mortgage, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting mortgagees' and other creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

          With respect to this opinion, we do not hold ourselves out as experts on the laws of any state other than the State of New York. Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States. Insofar as this opinion involves matters of the law of the State of Idaho, we have relied upon an opinion of even date herewith addressed to you by Thomas R. Saldin, Senior Vice President, General Counsel and Secretary of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated August 24, 2005. In giving such consent, we do not thereby


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Idaho Power Company
August 24, 2005
Page 3

concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ LeBoeuf, Lamb, Greene & MacRae LLP